EX-10.73.06
[Carlsbad, CA #1006]
 [San Dimas, CA #1007]
[San Diego, CA #1008]
 [San Juan Capistrano, CA #1009]
[Woodbridge, CT #1010]
[Baltimore, MD #1011]
[Dedham, MA #1012]
 [Danvers, MA #1013]
 [Paramus, NJ #1014]
[Arlington, VA #1015]
[Richmond, VA #1016]
 [Charlotte, NC #1584]
 [Tampa, FL #0224]

FIFTH AMENDMENT TO MASTER LEASE AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO MASTER LEASE AND SECURITY AGREEMENT (“Amendment”) is dated as of February 15, 2010 (the “Effective Date”), and is among HCP AUR1 CALIFORNIA A PACK, LLC, a Delaware limited liability company (“HCP California A Pack”), HCP AUR1 CALIFORNIA B PACK, LLC, a Delaware limited liability company (“HCP California B Pack”), HCP AUR1 CONNECTICUT, LLC, a Delaware limited liability company (“HCP Connecticut”), HCP AUR1 MARYLAND, LLC, a Delaware limited liability company (“HCP Maryland”), HCP AUR1 MASSACHUSETTS, LLC, a Delaware limited liability company (“HCP Massachusetts”), HCP AUR1 NEW JERSEY, LLC, a Delaware limited liability company (“HCP New Jersey”), HCP AUR1 VIRGINIA, LLC, a Delaware limited liability company (“HCP Virginia”), HCP, INC., a Maryland corporation (“HCP”), and HCPI TRUST, a Maryland real estate investment trust (“HCPI Trust,” and collectively with HCP California A Pack, HCP California B Pack, HCP Connecticut, HCP Maryland, HCP Massachusetts, HCP New Jersey, HCP Virginia and HCP, as their interests may appear, “Lessor”) and EMERITUS CORPORATION, a Washington corporation (“Lessee”).

RECITALS

A.           HCP California A Pack, HCP California B Pack, HCP Connecticut, HCP Maryland, HCP Massachusetts, HCP New Jersey and HCP Virginia, collectively (as their interests may appear) are the current “Lessor” and Lessee is the “Lessee” pursuant to that certain Master Lease and Security Agreement dated as of August 22, 2008 (the “Original Master Lease”), as amended by that certain First Amendment to Master Lease and Security Agreement dated as of October 20, 2008 (the “First Amendment”), that certain Second Amendment to Master Lease and Security Agreement dated as of November 14, 2008 (the “Second Amendment”), that certain Third Amendment to Master Lease and Security Agreement dated as of December 1, 2008 (the “Third Amendment”) and that certain Fourth Amendment to Master Lease and Security Agreement dated as of April 27, 2009 (the “Fourth Amendment,” and together with the Original Lease, the First Amendment, the Second Amendment and the Third Amendment, collectively, the “Master Lease”).  The Master Lease covers the Leased Property of eleven (11) separate assisted-living, Alzheimer’s care and/or nursing care Facilities located in the States of California, Connecticut, Maryland, Massachusetts, New Jersey and Virginia, as more particularly described and defined in the Master Lease.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.

B.           HCPI Trust, as “Buyer,” and Lessee, as “Seller,” have entered into that certain Contract of Acquisition of even date with the Effective Date (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof, the “Charlotte Contract of Acquisition”) pursuant to which HCPI Trust is purchasing and acquiring from Lessee (or pursuant to which Lessee is causing to be transferred and conveyed to HCPI Trust) on and effective as of the Effective Date and the “Closing Date” (as defined in the Charlotte Contract of Acquisition), that certain real property located in Charlotte, North Carolina and more particularly described on Exhibit A-12 attached hereto, together with all improvements and fixtures thereon, related rights and certain Personal Property relating thereto (the “Charlotte Facility”).

C.           HCP is the “Lessor” and Lessee is the “Lessee” pursuant to that certain Lease and Security Agreement dated as of January 17, 2009 (the “Original Tampa Lease”), as amended by that certain First Amendment to Lease and Security Agreement dated as of April 27, 2009 (the “First Tampa Amendment,” and together with the Original Tampa Lease, collectively, the “Tampa Lease”) covering certain real and personal property located in Tampa, Florida comprising an assisted-living and memory care Facility (the “Tampa Facility”) all as more particularly described and defined in the Tampa Lease.  A legal description of the Land associated with the Tampa Facility is attached hereto as Exhibit A-13.

D.           Effective immediately upon the Effective Date hereof and the Closing Date, the parties desire (i) to add HCPI Trust and HCP (as their interests may appear) as Persons comprising “Lessor” under the Master Lease and (ii) to add the Charlotte Facility and the Tampa Facility to the Leased Property covered by the Master Lease upon the terms and conditions set forth in the Master Lease, as amended by this Amendment, which Lessor and Lessee intend for all purposes to continue to be treated as a single, integrated and indivisible agreement and economic unit from and after the Effective Date hereof.

E.           Lessor and Lessee desire to enter into this Amendment to effectuate the matters set forth in the above Recitals, all as more particularly described herein.

AMENDMENT

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Joinder by HCPI Trust and HCP.  Effective as of the Effective Date hereof, HCPI Trust and HCP hereby join as a Person comprising “Lessor” under the Master Lease, as their interests may appear, for purposes of leasing the Leased Property of the Charlotte Facility and the Tampa Facility, respectively, to Lessee pursuant to the terms and conditions of the Master Lease, as hereby amended.

2. Leasing.  Effective as of the Effective Date, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the Leased Property of the Charlotte Facility and the Tampa Facility upon all of the terms and conditions set forth in the Master Lease, as hereby

amended.   Except as expressly otherwise provided in the Master Lease, as hereby amended, all references herein and in the Master Lease to (a) a “Facility” or “Facilities” shall mean each Facility (as defined in the Master Lease), including the Charlotte Facility and the Tampa Facility, (b) the “Leased Property” shall mean the Leased Property relating to each Facility, including the Charlotte Facility and the Tampa Facility, and (c) “Lessor’s Personal Property” shall mean Lessor’s Personal Property relating to each Facility, including the Charlotte Facility and the Tampa Facility.

3. Certain Terms Not Applicable to the Leasing of the Charlotte Facility and the Tampa Facility.  Notwithstanding that the Charlotte Facility and the Tampa Facility are being added to the Leased Property covered by the Master Lease on and as of the Effective Date, and the intention of Lessor and Lessee that that the Master Lease, as hereby amended, shall for all purposes continue to be treated as a single, integrated and indivisible agreement and economic unit, Lessor and Lessee agree as follows:

(a) The definitions of “Access Agreement,” “Current Lease,” “Current Lessees,” “Current Manager,” “Current Management Agreement,” “Excess Value,” “Existing Facility Mortgagee Consent,” “Lease Termination Agreements,” “Lessee’s Set-Up Costs,” “Lessee’s Shared Appreciation Amount,” “Lessor’s Set-Up Costs,” “Non-Monetary SNF Bed Default,” “Operations Transfer Agreement(s),” “Pre-Commencement Date Period,” “SNF Beds,” and “SNF Operator,” each appearing or cross-referenced in Article II of the Original Master Lease, as the same may have been previously amended and/or replaced, and any corollary provisions of the Master Lease incorporating or using such definitions shall have no application with respect to either of the Charlotte Facility or the Tampa Facility.

(b) The definitions of “Aggregate Costs of the Planned Capital Refurbishment Project,” “Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project,” “Allocated Planned Capital Refurbishment Allowance,” “Architect,” “Completion Date,” “Construction Contracts,” “General Contractor,” “Lessee’s Affidavit,” “Outside Planned Capital Refurbishment Project Completion Date,” “Planned Capital Refurbishment Project(s),” “Planned Capital Refurbishment Project Allowance,” “Planned Capital Refurbishment Project Lessor Costs,” Planned Capital Refurbishment Project Site Review Fees,” “Plans and Specifications,” “Pre-Existing Environmental Condition,” “Project Budget,” “Punch List Items,” “Request for Advance,” and “Required Governmental Approvals,” each appearing or cross-referenced in Article II of the Original Master Lease, as the same may have been previously amended and/or replaced, and any corollary provisions of the Master Lease incorporating or using such definitions shall have no application with respect to the Charlotte Facility.

(c) The definitions of “EBITDAR,” “EBITDARM” and “EBITDARM Coverage” each appearing or cross-referenced in Article II of the Original Master Lease, as the same may have been previously amended and/or replaced, and any corollary provisions of the Master Lease incorporating or using such definitions shall have no application with respect to the Tampa Facility.

(d) Notwithstanding the provisions of Section 4.1.7 of the Original Master Lease, Lessee shall be solely responsible for any Impositions imposed or assessed in respect of the tax-fiscal period during which the Term commences with respect to the Charlotte Facility and for all prior periods.

(e) Notwithstanding the provisions of Section 4.2 of the Original Master Lease, Lessee’s obligations to pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property of the Charlotte Facility, shall extend to all such charges imposed both before and after the Commencement Date with respect to the Charlotte Facility, and for the balance of the Term.

(f) The phrase “, pursuant to Article XLVIII hereof,” appearing in the first sentence of Section 7.1 of the Original Master Lease shall have no application with respect to the Charlotte Facility or the Tampa Facility, and the last sentence of such Section shall have no application with respect to the Charlotte Facility.

(g) Sections 7.4.3, 16.12 and 45.1.9 and Articles XLVI, XLVII and XLVIII of the Original Master Lease shall have no application with respect to either of the Charlotte Facility or the Tampa Facility.  In addition, Sections 9.5, 37.6 and 42.2, of the Original Master Lease shall have no application with respect to the Charlotte Facility.

(h) The provisions of the First Amendment, Second Amendment and Third Amendment of the Original Master Lease shall have no application with respect to either of the Charlotte Facility or the Tampa Facility.

4. Other Modifications to Terms of the Master Lease.  Effective as of the Effective Date, the Master Lease shall be amended and supplemented in the following particulars:

(a) Leased Property; Term.  The last clause of Article I of the Original Master Lease is hereby amended and restated to read, in its entirety, as follows:

“SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property of each Facility as of the applicable Commencement Date (as hereinafter defined), or which are created thereafter as permitted hereunder, to have and to hold for (1) the Fixed Term (as defined below), and (2) with respect to the Charlotte Facility and the Tampa Facility only, if applicable, the Extended Term(s) provided for in Article XIX with respect to such Facility, unless this Lease is earlier terminated as hereinafter provided.”

(b) Definitions.

(i) New Definitions.  Except as otherwise expressly provided or unless the context otherwise requires, for all purposes of the Master Lease, as hereby amended, the terms defined in this Section 4(b) shall have the meanings assigned to them as provided below and shall be added to Article II of the Original Master Lease (as the same may have been previously amended) to read, in their entireties, as follows:

“Charlotte Contract of Acquisition: That certain Contract of Acquisition dated as of February 15, 2010, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.”

“Charlotte Facility Closing Date: The “Closing Date” as defined in the Charlotte Contract of Acquisition.”

“Charlotte Facility Lease Rate:  With respect to the Charlotte Facility only, Eight and Three-Quarters Percent (8.75%).”

“Charlotte Transaction Documents: The “Emeritus Documents” as defined in the Charlotte Contract of Acquisition.”

“Collateral Agent:  HCP.”

“Extended Term(s): With respect to the Charlotte Facility and the Tampa Facility only, as defined in Section 19.1.”

“Fixed Term:

“(a)           With respect to each Facility other than the Tampa Facility, the period of time commencing on the applicable Commencement Date with respect to such Facility and ending at 11:59 p.m. local time at such Facility, on November 30, 2018, unless earlier terminated pursuant to the provisions hereof.

“(b)           With respect to the Tampa Facility, the period of time commencing on the Commencement Date with respect to such Facility and ending at 11:59 p.m. local time at such Facility, on December 31, 2018 (i.e., the expiration of the tenth (10th) Lease Year with respect to such Facility), unless earlier terminated pursuant to the provisions hereof.”

“HCP: HCP, Inc., a Maryland corporation.”

“HCPI Trust: HCPI Trust, a Maryland real estate investment trust.”

“Lessor’s Initial Investment:  With respect to (a) the Charlotte Facility, an amount equal to Nine Million Dollars ($9,000,000.00) and (b) the Tampa Facility, an amount equal to Seven Million Dollars ($7,000,000.00).  For the avoidance of doubt, the foregoing definition shall have no application with respect to any Facility other than the Charlotte Facility and the Tampa Facility.”

“Tampa Option Exercise Notice: As defined in Section 35.1.2.”

“Tampa Purchase Option Closing Date: As defined in Section 35.1.2.”

(ii) Amended and Restated Definitions. The following definitions appearing in Article II of the Original Master Lease (as the same may have been previously amended) are hereby amended and restated to read, in their entireties, as follows:

“Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project:  With respect to each Facility (other than the Charlotte Facility), the “Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project(s)” specified for and allocated to such Facility as set forth on Exhibit C attached hereto; provided, however, that Lessor shall not unreasonably withhold its approval to the reallocation of such “Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project” among the Facilities (other than the Charlotte Facility and the Tampa Facility) so long as the aggregate of the Allocated Planned Capital Refurbishment Allowance for all such Facilities does not exceed $3,000,000.00, notwithstanding such reallocation or the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for such Facilities.  For the avoidance of doubt, the Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project with respect to the Tampa Facility may not be reallocated among any other Facilities.”

“Allocated Minimum Purchase Price:

 “(a)           With respect to each Facility (other than the Charlotte Facility and the Tampa Facility), at any given time, an amount equal to the sum of (i) the “Allocated Minimum Purchase Price” allocated to such Facility as set forth on Exhibit C attached hereto, plus (ii) all Capital Addition Costs paid, funded or accrued by Lessor for such Facility.

“(b)           With respect to the Charlotte Facility, at any given time, an amount equal to the sum of (i) Lessor’s Initial Investment with respect to such Facility, as increased by Three Percent (3%) each Lease Year with respect to such Facility (cumulative and compounded), commencing upon the expiration of the first (1st) Lease Year of the Fixed Term, and upon the expiration of each Lease Year thereafter during the Term, plus (ii) the aggregate of all Capital Addition Costs paid, funded or accrued by Lessor for such Facility as of the subject date, as increased each Lease Year by Three Percent (3%) (cumulative and compounded) for each such payment, funding or accrual of any such Capital Addition Costs for such Facility, commencing upon the expiration of the Lease Year during which Lessor pays, funds or accrues any such Capital Addition Costs, and upon the expiration of each Lease Year thereafter during the Term.

“(c)           With respect to the Tampa Facility, at any given time, an amount equal to the sum of (i) Lessor’s Initial Investment with respect to such Facility, as increased each Lease Year with respect to such Facility by the greater of (A) Three Percent (3%) and (B) the applicable CPI Increase (in each case, cumulative and compounded), commencing upon the expiration of the first (1st) Lease Year of the Fixed Term, and upon the expiration of each Lease Year thereafter during the Term, plus (ii) the aggregate of all Capital Addition Costs paid, funded or accrued by Lessor for such Facility (including any portion of the Allocated Planned Capital Refurbishment Project Allowance with respect to such Facility paid, funded or accrued by Lessor) as of the subject date, as increased each Lease Year by the greater of (A) Three Percent (3%) or (B) the applicable CPI Increase (in each case, cumulative and compounded), for each such payment, funding or accrual of any such Capital Addition Costs for such Facility, commencing upon the expiration of the Lease Year during which Lessor pays, funds or accrues any such Capital Addition Costs, and upon the expiration of each Lease Year thereafter during the Term..

 “Lessor and Lessee acknowledge and agree that the foregoing allocations are solely for purposes of implementing the provisions of Sections 5.2, 14.2, 15.1.4, 16.5 and 31.2 hereof.  In addition, except for such Sections, the Purchase Option Price payable with respect to all of the Facilities (other than the Tampa Facility) hereunder is payable for all such Facilities as a single, integrated and indivisible economic unit, and that but for such integration, the Purchase Option Price payable for such Facilities under this Lease would have been computed on a different basis.”

“Allocated Planned Capital Refurbishment Project Allowance:  With respect to each Facility, a total aggregate allowance for all Planned Capital Refurbishment Project(s) at such Facility equal to (a) with respect to each Facility (other than the Charlotte Facility and the Tampa Facility), the lesser of (i) one-half (1/2) of the sum of the “Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project(s)” specified for and allocated to such Facility as set forth on Exhibit C attached hereto (as the same may be reallocated with the approval of Lessor has provided in the definition of “Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project” above) or (ii) one-half (1/2) of the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) with respect to such Facility, and (b) with respect to the Tampa Facility, the lesser of (i) the ‘Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project(s)’ specified for and allocated to the Tampa Facility as set forth on Exhibit C attached hereto or (ii) the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) with respect to the Tampa Facility.  Notwithstanding anything to the contrary in this Lease, the portion of the Allocated Planned Capital Refurbishment Project Allowance allocated to each Facility shall not count towards the Annual Minimum Capital Project Amount with respect to such Facility, and Lessee’s expenditure and reimbursement of all or any portion of the Aggregate Costs of the Planned Capital Refurbishment Project(s) for any Planned Capital Refurbishment Project(s) for such Facility shall be in addition to the Annual Minimum Capital Project Amount with respect to such Facility.”

“Annual Minimum Capital Project Amount:

“(a)           During the first (1st) Lease Year with respect to the Charlotte Facility, Four Hundred Fifty Dollars ($450) per living unit located at such Facility.  Commencing upon the expiration of the first (1st) Lease Year with respect to such Facility, and upon the expiration of each Lease Year thereafter during the Term with respect to such Facility, the Annual Minimum Capital Project Amount for such Facility for the ensuing Lease Year shall be equal to the Annual Minimum Capital Project Amount in effect as of the expiration of the immediately prior Lease Year, as increased by a percentage equal to the greater of Three Percent (3.0%) or the applicable CPI Increase.

“(b)           During each Lease Year with respect to the Tampa Facility, the following Amounts:

“(i)           With respect to the first (1st) and second (2nd) Lease Years for such Facility, subject to Section 9.5 below, Zero Dollars ($0).

“(ii)           With respect to the third (3rd) Lease Year for such Facility, Four Hundred Fifty Dollars ($450.00) per living unit located on the Leased Property of such Facility.

“(iii)           Commencing upon the expiration of the third (3rd) Lease Year, and upon the expiration of each Lease Year thereafter during the Term for such Facility, the Annual Minimum Capital Project Amount for the ensuing Lease Year shall be equal to the Annual Minimum Capital Project Amount in effect as of the expiration of the immediately prior Lease Year, as increased by Three Percent (3.0%).

 “(c)           During each Lease Year with respect to each Facility (other than the Charlotte Facility and the Tampa Facility), the following amounts:

“(i)           With respect to the first (1st) and second (2nd) Lease Years for each such Facility, subject to Section 9.5 below, Zero Dollars ($0).

“(ii)           With respect to the third (3rd) Lease Year for each Facility, Five Hundred Fifty Dollars ($550.00) per licensed bed (in the case of the SNF Beds located within any such Facility) or living unit located on the Leased Property of such Facility.

“(iii)           With respect to the fourth (4th) Lease Year for each such Facility, Six Hundred Dollars ($600.00) per licensed bed (in the case of the SNF Beds located within any such Facility) or living unit located on the Leased Property of such Facility.

“(iv)           With respect to the fifth (5th) Lease Year for each such Facility, Six Hundred Fifty Dollars ($650.00) per licensed bed (in the case of the SNF Beds located within any such Facility) or living unit located on the Leased Property of such Facility.

“(v)           Commencing upon the expiration of the fifth (5th) Lease Year, and upon the expiration of each Lease Year thereafter during the Term for such Facilities, the Annual Minimum Capital Project Amount for each Facility (other than the Charlotte Facility and the Tampa Facility, which shall be governed by the provisions of clauses (a) and (b) above, respectively) for the ensuing Lease Year shall be equal to the Annual Minimum Capital Project Amount in effect as of the expiration of the immediately prior Lease Year, as increased by a percentage equal to the greater of Three Percent (3.0%) or the applicable CPI Increase.”

“Capital Addition Costs:  The costs of any Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition.  Notwithstanding anything to the contrary contained herein, with respect to the Tampa Facility only, all amounts paid, funded or accrued by Lessor pursuant to Section 9.5 herein on account of the Allocated Planned Capital Refurbishment Project Allowance with respect to such Facility shall be deemed for all purposes Capital Addition Costs paid or funded by Lessor hereunder.”

“Commencement Date:

“(a)           With respect to each Facility other than the Charlotte Facility and the Tampa Facility, December 1, 2008.

“(b)           With respect to the Charlotte Facility, February 15, 2010 (i.e., the Charlotte Facility Closing Date).

“(c)           With respect to the Tampa Facility, January 17, 2009.”

“Escrow:  An escrow opened by Lessee with an Escrow Holder for purposes of consummating the purchase of (a) all of the Facilities (other than the Tampa Facility) or (b) the Tampa Facility, as applicable, upon exercise of a purchase option therefor by Lessee in accordance with, and subject to the terms of Article XXV hereof.”

“Escrow Holder:  A national title company reasonably acceptable to Lessor.”

“Excess Value:  The sum of (i) the positive amount, if any, by which the aggregate Fair Market Value of the Leased Property of all of Facilities (other than the Charlotte Facility and the Tampa Facility) then subject to the terms of this Lease and any New Lease(s) hereafter with or in favor of Lessor or any Affiliate of Lessor exceeds the sum of (i) the Minimum Purchase Price hereunder and the aggregate Minimum Purchase Price(s) under any New Lease(s) hereafter with or in favor of Lessor or any Affiliate of Lessor for such Facilities, plus (ii) the positive amount, if any, by which the purchase price paid by Lessee for any Facility (other than the Charlotte Facility and the Tampa Facility) acquired by Lessee pursuant to any of Articles XIV or XV or Section 16.5 exceeds the Allocated Minimum Purchase Price for such Facility.”

“Expiration Date:

“(a)           With respect to each Facility other than the Charlotte Facility and the Tampa Facility, the expiration of the Fixed Term with respect to such Facility, unless earlier terminated pursuant to the provisions hereof.

“(b)           With respect to the Charlotte Facility and the Tampa Facility, the expiration of the Fixed Term with respect to such Facility, unless extended for an Extended Term with respect to such Facility pursuant to Section 19.1, or earlier terminated pursuant to the provisions hereof.”

“Lease Year.  The first (1st) Lease Year (a) with respect to each Facility other than the Charlotte Facility and the Tampa Facility, shall commence on December 1, 2008 and end on November 30, 2009, (b) with respect to the Charlotte Facility, shall commence on the Commencement Date with respect to the Charlotte Facility and end on November 30, 2010, and (c) with respect to the

Tampa Facility, shall commence on January 17, 2009 and end on December 31, 2009.  Each subsequent Lease Year for each Facility shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year with respect to such Facility.”

“Lessor.  Collectively, as their interests may appear, HCP California A Pack, HCP California B Pack, HCP Connecticut, HCP Maryland, HCP Massachusetts, HCP New Jersey, HCP Virginia, HCP and HCP Trust, and each of their respective successors and assigns.”

“Minimum Purchase Price:

“(a)           With respect to all Facilities (other than the Tampa Facility), the sum of the Allocated Minimum Purchase Price for all such Facilities.

“(b)           With respect to the Tampa Facility, the ‘Minimum Purchase Price’ shall be equivalent to the Allocated Minimum Purchase Price for such Facility.”

“Opening Deposit:  The sum of Two and One-Half Percent (2½%) of the applicable Minimum Purchase Price.”

“Outside Closing Date:

“(a)           With respect to all Facilities other than the Tampa Facility, the applicable Purchase Option Closing Date.

“(b)           With respect to the Tampa Facility, the Tampa Purchase Option Closing Date.”

“Planned Capital Refurbishment Project Allowance:  The aggregate of the Allocated Planned Capital Refurbishment Project Allowance for all of the Facilities (other than the Charlotte Facility); provided, however, that in no event shall the total Planned Capital Refurbishment Project Allowance for all Facilities exceed $4,200,000.00, notwithstanding the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for all Facilities.”

“Purchase Option Price:

“(a)           With respect to all Facilities other than the Tampa Facility, the sum of (i) an amount equal to the sum of (A) the Minimum Purchase Price with respect to the Charlotte Facility, plus (B) fifty percent (50%) of the positive result, if any, of (1) the Fair Market Value of the Charlotte Facility, less (2) the Minimum Purchase Price with respect to the Charlotte Facility, plus (ii) the greater of (A) the sum of the Fair Market Value for all Facilities (other than the Charlotte Facility and the Tampa Facility) then subject to the terms of this Lease and any such Facility(ies) then subject to a New Lease hereinafter with or in favor of Lessor or any Affiliate of Lessor, less Lessee’s Shared Appreciation Amount, or (B) the sum of the Minimum Purchase Price hereunder with respect to such Facilities and the aggregate Minimum Purchase Price(s) under any New Lease(s) hereafter with respect to any such Facility with or in favor of Lessor or any Affiliate of Lessor.

 “(b)           With respect to the Tampa Facility, the Minimum Purchase Price with respect to the Tampa Facility.”

“Security Amount:  For each Lease Year, an amount equal to 6.53% of the aggregate annual Minimum Rent payable by Lessee under this Lease for all Facilities (other than the Tampa Facility) for such Lease Year (reasonably estimated by Lessor if such Minimum Rent shall increase at any point during such period) pursuant to the terms hereof.  Notwithstanding that the Security Amount shall be computed in accordance with the foregoing without regard to the annual Allocated Minimum Rent payable with respect to the Tampa Facility, for so long as the Tampa Facility shall be subject to the terms of this Lease, the Security Amount shall secure Lessee’s obligations hereunder with respect to all Facilities, including the Tampa Facility.”

“Tampa Planned Capital Refurbishment Project Allowance Rate:  With respect to the Tampa Facility only, a percentage equal to 8.5714%.”

“Term:

“(a)           With respect to each Facility (other than the Charlotte Facility and the Tampa Facility), the Fixed Term unless earlier terminated pursuant to the provisions hereof.

“(b)           With respect to each of the Charlotte Facility and the Tampa Facility, the applicable Fixed Term and any Extended Terms for such Facility unless earlier terminated pursuant to the provisions hereof .”

(iii) Amendment to Definition of “Request for Advance”. Clause (iii) in the definition of “Request for Advance” appearing in Article II of the Original Master Lease (as the same may have been previously amended) is hereby amended and restated to read, in its entirety, as follows:

“(iii) state that the sum requested is a Planned Capital Refurbishment Project Cost within the applicable Project Budget for such item and that, in the opinion of the Architect (if any) and Lessee, the remaining amounts which Lessor has agreed to fund on account thereof are sufficient to pay for (A) with respect to the Tampa Facility, One Hundred Percent (100%) and (B) with respect to each Facility (other than the Charlotte Facility and the Tampa Facility), Fifty Percent (50%), in each case of the sum of (x) the cost to complete such Planned Capital Refurbishment Project pursuant to the Plans and

Specifications therefor and (y) all labor, material and other expenses in connection therewith;”.

(c) Minimum Rent.  Section 3.1.1 of the Master Lease is hereby amended and restated to read, in its entirety, as follows:

“3.1.1           Minimum Rent.

“(a)           Minimum Rent for All Facilities (other than the Charlotte Facility and the Tampa Facility).  With respect to each Facility (other than the Charlotte Facility and the Tampa Facility):

“(i)           Subject to upward adjustments as provided in this subsection (a), Lessee shall pay to Lessor as monthly “Allocated Minimum Rent” for such Facility, for the period from the applicable Commencement Date through the expiration of the fifth (5th) Lease Year with respect to such Facility, one-twelfth (1/12) of the amounts allocated to and set forth opposite such Facility on Exhibit C attached hereto.  The first monthly payment of Allocated Minimum Rent for such Facility shall be payable on the applicable Commencement Date with respect to such Facility (prorated as to any partial calendar month at the beginning of the Term).

“(ii)           Commencing upon the expiration of the fifth (5th) Lease Year and upon the expiration of each Lease Year thereafter during the Term with respect to such Facility, the then current monthly Allocated Minimum Rent for such Facility for such Lease Year shall be increased for the ensuing Lease Year by the applicable CPI Increase; provided, however, that in no event shall the monthly Allocated Minimum Rent for such Facility after any such increase be less than One Hundred Three Percent (103%) of the monthly Allocated Minimum Rent in effect for such Facility immediately prior to such adjustment, notwithstanding the actual percentage change in the CPI Increase.

“(b)           Minimum Rent for the Charlotte Facility.  With respect to the Charlotte Facility:

“(i)           Subject to upward adjustments as provided in this subsection (b), Lessee shall pay to Lessor as monthly “Allocated Minimum Rent” for such Facility, for the period from the applicable Commencement Date through the expiration of the first (1st) Lease Year with respect to such Facility, an amount equal to Sixty Four Thousand Five Hundred Thirty One and 25/100 Dollars ($64,531.25) (i.e., one-twelfth (1/12) of the product of the Charlotte Facility Lease Rate times Lessor’s Initial Investment with respect to such Facility).   The first monthly payment of Allocated Minimum Rent for such Facility shall be payable on the applicable Commencement Date with respect to such Facility (prorated as to any partial calendar month at the beginning of the Term).

“(ii)           Upon the upon the expiration of the first (1st) Lease Year of the Fixed Term with respect to such Facility, and upon the expiration of each Lease Year thereafter during the applicable Fixed Term, the then current monthly Allocated Minimum Rent for such Facility for such Lease Year shall be increased for the ensuing Lease Year by Three Percent (3%).

“(iii)           For the first (1st) Lease Year of each Extended Term, if any, with respect to such Facility, the monthly Allocated Minimum Rent for such Facility shall be the greater of (x) one-twelfth (1/12) of the then annual Fair Market Rental with respect to such Facility or (y) One Hundred Three Percent (103%) of the monthly Allocated Minimum Rent in effect for such Facility as of the expiration of the immediately prior Lease Year with respect to such Facility.  Commencing upon the expiration of the first (1st) Lease Year of each Extended Term, if any, for such Facility, and upon the expiration of each Lease Year thereafter during the applicable Extended Term, the then current monthly Allocated Minimum Rent for such Facility for such Lease Year shall be increased for the ensuing Lease Year by Three Percent (3%).

“(c)           Minimum Rent for the Tampa Facility.  With respect to the Tampa Facility:

“(i)           Subject to upward adjustments and abatement as provided in this subsection (c), Lessee shall pay to Lessor as monthly “Allocated Minimum Rent” for the Tampa Facility, for the period from the applicable Commencement Date through the expiration of the first (1st) Lease Year with respect to such Facility, an amount equal to Fifty Thousand Dollars ($50,000.00) per month (i.e., annual Allocated Minimum Rent equal to $600,000.00).  The first monthly payment of Allocated Minimum Rent for such Facility shall be payable on the applicable Commencement Date with respect to such Facility (prorated as to any partial calendar month at the beginning of the Term).

“(ii)           Upon the upon the expiration of the first (1st) Lease Year of the Fixed Term with respect to such Facility, upon the expiration of each Lease Year thereafter during the applicable Fixed Term and upon the expiration of each Lease Year thereafter during the first (1st) Extended Term, if any, with respect to such Facility, the then current monthly Allocated Minimum Rent for such Facility for such Lease Year shall be increased for the ensuing Lease Year by Three Percent (3%).

“(iii)           For the first (1st) Lease Year of the second (2nd) Extended Term, if any, with respect to such Facility, monthly Allocated Minimum Rent with respect to such  Facility shall be the greater of (x) one-twelfth (1/12) of the then annual Fair Market Rental with respect to such Facility or (y) One Hundred Three Percent (103%) of the monthly Allocated Minimum Rent in effect for such Facility as of the expiration of the immediately prior Lease

Year with respect to such Facility.  Commencing upon the expiration of the first (1st) Lease Year of such second (2nd) Extended Term, if any, for such Facility, and upon the expiration of each Lease Year thereafter during the applicable Extended Term, the then current monthly Allocated Minimum Rent for such Facility for such Lease Year shall be increased for the ensuing Lease Year by Three Percent (3%).

“(iv)           The monthly Allocated Minimum Rent for the Tampa Facility shall also be increased from time to time on the date of any payment, funding or accrual by Lessor of any portion of the Allocated Planned Capital Project Refurbishment Allowance with respect to such Facility, pursuant to Section 9.5 by an amount equal to one-twelfth (1/12) of the product of (A) the amount of such payment, funding or accrual of any portion of the Allocated Planned Capital Project Refurbishment Allowance with respect to such Facility, times (B) the Tampa Planned Capital Project Refurbishment Allowance Rate.  Allocated Monthly Minimum Rent for such Facility for any months during which such increases(s) are applicable pursuant to this paragraph (iv) shall be prorated based upon the number of days for which the different rental amounts apply.

“(v)           Notwithstanding anything to the contrary in this Section 3.1.1(c), provided that no Event of Default shall have occurred and be continuing, as a concession to Lessee, the monthly Allocated Minimum Rent otherwise applicable with respect to the Tampa Facility shall be abated as follows: (i) for the period from the applicable Commencement Date with respect to such Facility until the date that is three (3) months after the applicable Commencement Date with respect to such Facility, monthly Allocated Minimum Rent otherwise in effect for such Facility shall be abated (reduced) by an amount equal to Fifty Thousand Dollars ($50,000.00) per month; and (ii) for the period from the date that is three (3) months after the applicable Commencement Date with respect to such Facility to and until the date that is nine (9) months after the applicable Commencement Date with respect to such Facility, monthly Allocated Minimum Rent otherwise in effect hereunder for such Facility shall be abated (reduced) by an amount equal to Twenty Five Thousand Dollars ($25,000.00) per month.  Thereafter, the monthly Allocated Minimum Rent in effect for such Facility for the balance of the Fixed Term and each Extended Term (if applicable) with respect to such Facility shall be as set forth in or determined pursuant to clauses  (i), (ii), (iii) and (iv) of this Section 3.1.1(c).

“(d)           Rent Increases Generally.  If any adjustment for any Facility provided for in subsections (a), (b) or (c) of this Section 3.1.1 shall not have been made at the commencement of the Lease Year (or other applicable period) for which applicable, Lessee shall continue to pay monthly Allocated Minimum Rent for such Facility at the last rate applicable until Lessee receives Lessor’s written notice as to such adjustment.  Within ten (10) days after Lessee’s receipt of Lessor’s notice, Lessee shall pay to Lessor an amount equal to the new monthly Allocated Minimum Rent for such Facility times the number of months from the commencement of the then current Lease Year (or other applicable period) with respect to such Facility to the date of receipt of Lessor’s notice, less the aggregate amount paid by Lessee on account of monthly Allocated Minimum Rent for such Facility for the same period.  Thereafter, Lessee shall pay monthly Allocated Minimum Rent for such Facility for the applicable Lease Year at the new rate set forth in Lessor’s notice.”

(d) Planned Capital Refurbishment Projects.

(i) Section 9.5.1 of the Original Master Lease is hereby amended and restated to read, in its entirety, as follows:

“9.5.1           Nature of Planned Capital Refurbishment Projects.  Lessor and Lessee acknowledge and agree that the Facilities (other than the Charlotte Facility) are in need of certain Capital Project items in order to bring the same into good order and repair and to improve their overall competitive position in the respective market places in which they are located.  Accordingly, promptly following the Effective Date with respect to all Facilities (other than the Charlotte Facility and the Tampa Facility) and promptly after the applicable Commencement Date with respect to the Tampa Facility, Lessor and Lessee shall reasonably and in good faith agree in writing upon those Capital Project items for each such Facility as are necessary to bring each such Facility into good order and repair and to improve their overall competitive position in the respective market places in which they are located, including the general scope of such Capital Project items and estimated cost budget(s) therefor (with respect to each such Facility, the “Planned Capital Refurbishment Project”).  Such Planned Capital Refurbishment Project for each such Facility shall be proposed by Lessee in writing and approved in advance by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, so long as the Planned Capital Refurbishment Project for each such Facility includes a general scope of work and estimated budget expense therefor equal to at least the Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project for such Facility.”

(ii) The last sentence of Section 9.5.5(a) of the Original Master Lease is hereby amended and restated to read, in its entirety, as follows:

“For the avoidance of doubt, Lessor and Lessee agree that each Request for Advance with respect to each Planned Capital Refurbishment Project for a Facility shall reflect the full amount of Aggregate Costs of the Planned Capital Refurbishment Project expended by Lessee through the date thereof on the work or materials which are the subject of the Request for Advance but that Lessor’s funding obligation shall be limited to the lesser of (i) (A) One Hundred Percent (100%) of the Aggregate Costs of the Planned Capital Refurbishment Project for the Tampa Facility expended by Lessee, and (B) Fifty Percent (50%) of Aggregate Costs of the Planned Capital Refurbishment Project for each Facility (other than the Charlotte Facility or the Tampa Facility), in each case expended by

Lessee through the date thereof, or (ii) the maximum amount that Lessor is otherwise required to advance hereunder.”

(iii) The fourth (4th) sentence of Section 9.5.5(c) of the Original Master Lease is hereby amended and restated to read, in its entirety, as follows:

“In no event shall Lessor be required to make any advance for a particular line item with respect to any Planned Capital Refurbishment Project for a Facility which, when aggregated with prior advances, is in excess of (i) with respect to any Planned Capital Refurbishment Project for the Tampa Facility, One Hundred Percent (100%) of the applicable Project Budget or (ii) with respect to any Planned Capital Refurbishment Project for any Facility other than the Charlotte Facility or the Tampa Facility), Fifty Percent (50%) of the applicable Project Budget, in each case for such line item except to the extent amounts from contingency line items are unused and/or to the extent savings, in Lessor’s reasonable good faith discretion, in other budget line items remain unused.”

(e) Extended Term(s) for the Charlotte Facility and the Tampa Facility.  A new Section is 19.1 is hereby added to the Original Master Lease to read, in its entirety, as follows:

“19.1           Extended Term(s). Provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease, with respect to each of the Charlotte Facility and the Tampa Facility only, for two (2) consecutive ten (10) year renewal terms (with respect to each such Facility, and with respect to each such renewal term, an “Extended Term”), upon (i) giving written notice to Lessor of such renewal with respect to such Facility not less than twelve (12) months and not more than eighteen (18) months prior to the expiration of the then current Term with respect to such Facility and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty(ies) executed by Guarantor(s) stating, in substance, that Guarantor’s(s’) obligations under the Guaranty(ies) shall extend to this Lease, as extended by the Extended Term for such Facility.  During each Extended Term with respect to such Facility, all of the terms and conditions hereof applicable to such Facility shall continue in full force and effect.  If, with respect to either the Charlotte Facility and/or the Tampa Facility, Lessee shall not be entitled to exercise its right to renew this Lease for an Extended Term with respect such Facility as herein provided (e.g., by reason of an Event of Default) or shall be entitled to renew this Lease for an Extended Term with respect to such Facility but shall fail to do so within the time and in the manner herein provided, such right of renewal for such Extended Term for such Facility shall lapse and thereafter not be exercisable by Lessee.  The lapse of the first (1st) Extended Term for any such Facility shall cause the second (2nd) Extended Term for such Facility to lapse as well.  No failure by Lessor to notify Lessee of any defect in any attempted exercise of a renewal right for an Extended Term for either such Facility shall be deemed a waiver by Lessor of the right to insist upon Lessee’s exercise of such right in strict accordance with the provisions hereof.  Notwithstanding anything to the contrary in this Section 19.1, Lessor, in its sole discretion, may waive the condition to Lessee’s right to renew this Lease for any Facility for an applicable Extended Term that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee’s exercise of its renewal right for such Extended Term for any Facility.”

(f) Lessor’s Security Interest.

(i) The phrase “Lessee hereby grants to Lessor, as secured party, a security interest” appearing in the first sentence of Section 16.10.1 of the Original Master Lease is hereby amended to read “Lessee hereby grants to Collateral Agent, for the benefit of Collateral Agent and the other Persons comprising “Lessor” hereunder, a security interest.”

(ii) All other references in Sections 16.10.1, 16.10.2, 16.10.3 and 16.10.4 to “Lessor” are hereby amended to read “Collateral Agent.”

(iii) Each Person comprising “Lessor” under the Master Lease, as hereby amended, hereby assigns to Collateral Agent, for the benefit of Collateral Agent and each Person comprising Lessor, any existing security interest and express contractual lien in the Collateral granted to it by Lessee pursuant to Section 16.10.1 of the Original Master Lease, and Collateral Agent hereby accepts, and Lessee hereby acknowledges, such assignment.

(g) Leases and Residential Care Agreements.  The reference to “Lessor” appearing several times in Section 16.11 of the Original Master Lease is hereby amended to read “Lessor and/or Collateral Agent” in each instance.

(h) Appointment of Collateral Agent.  A new Section 16.13 is hereby added to the Original Master Lease to read, in its entirety, as follows:

“16.13           Appointment of Collateral Agent.

“16.13.1  Each Person comprising Lessor hereby irrevocably appoints Collateral Agent as the collateral agent under this Lease and under all other documents related thereto and authorizes Collateral Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent in such capacity by the terms thereof, together with such actions and powers as are reasonably incidental thereto.  In performing its functions and duties hereunder, Collateral Agent shall act for itself and as agent for each other Person comprising “Lessor” under this Lease and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Lessee.  The provisions of this Section 16.11 are solely for the benefit of Collateral Agent and each Person comprising “Lessor” hereunder, and Lessee shall have no rights as a third party beneficiary(ies) of any of such provisions.

“16.13.2  The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Collateral Agent.

“16.13.3   The Collateral Agent may at any time give notice of its resignation to the Persons then comprising “Lessor” under this Lease and Lessee.  Upon receipt of any such notice of resignation, the Persons then comprising “Lessor” under this Lease shall have the right to appoint a successor Collateral Agent.  If no such successor shall have been so appointed by the Persons then comprising “Lessor” under this Lease and shall have accepted such appointment within ten (10) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of each Person then comprising “Lessor” under this Lease, appoint a successor Collateral Agent; provided that if the Collateral Agent shall notify Lessee and each Person then comprising “Lessor” under this Lease that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (except that in the case of any Collateral held by the Collateral Agent on behalf of each Person then comprising “Lessor” under this Lease, the Collateral Agent may continue to hold such Collateral until such time as a successor Collateral Agent is appointed and such Collateral is assigned to such successor Collateral Agent) and (ii) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Person then comprising “Lessor” under this Lease directly, until such time as such Persons comprising “Lessor” under this Lease appoint a successor Collateral Agent.

“16.13.4   Upon the acceptance of a successor’s or replacement’s appointment as Collateral Agent, such successor or replacement shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from all of its duties and obligations under this Lease.  After the retiring Collateral Agent’s resignation, the provisions of this Section 16.3 shall continue in effect for the benefit of such retiring Collateral Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting in such capacity.

(i) Lessee’s Purchase Option(s).  Section 35.1 of the Original Master Lease is hereby amended and restated, in its entirety, to read, as follows:

“35.1           Lessee’s Option to Purchase the Leased Property of the Facilities.

“35.1.1  Lessee’s Option to Purchase the Facilities (other than the Tampa Facility). Provided (a) no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder and (b) EBITDARM Coverage for the Facilities (other than the Tampa Facility) then subject to this Lease and any Facility(ies) (other than the Tampa Facility) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor, taken as a whole, which are then subject to this Lease or a New Lease for the twelve (12) months preceding the date on which Lessee exercises its option pursuant to this Section 35.1.1 exceeds 1.0, then Lessee shall have the option to purchase the Leased Property of all (but not less than all) of the Facilities (other than the Tampa Facility) then subject to the terms of this Lease and any Facility(ies) (other than the Tampa Facility) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor on November 30, 2013 or at any point during the applicable Fixed Term for such Facilities thereafter (the “Option Period”), at the applicable Purchase Option Price.  Lessee may exercise such option to purchase the Leased Property of all (but not less than all) of the Facilities (other than the Tampa Facility) then subject to the terms of this Lease and any Facility(ies) (other than the Tampa Facility) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor by (i) opening an Escrow by depositing either (1) cash or (2) a letter of credit from a financial institution and in form in each case acceptable to Lessor, the applicable Opening Deposit and a copy of this Lease and each New Lease with Escrow Holder, (ii) giving written notice to Lessor of such deposit with Escrow Holder (the “Option Exercise Notice”) and specifying the date (the “Purchase Option Closing Date”) on which Lessee shall acquire the Leased Property of all (but not less than all) of the Facilities (other than the Tampa Facility)  then subject to the terms of this Lease and any Facility(ies) (other than the Tampa Facility) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor, which Purchase Option Closing Date shall not be (A) earlier than two hundred seventy (270) days following the date of Lessee's notice or (B) later than the applicable Expiration Date, and (iii) if applicable, delivering to Lessor concurrent with the Option Exercise Notice a reaffirmation of each Guaranty executed by the applicable Guarantor stating, in substance, that such Guarantors’ obligations under such Guaranty shall extend to the purchase contract formed by Lessor and Lessee upon proper and timely exercise of such option.  For the avoidance of doubt, Lessor and Lessee agree that, if Lessee desires to exercise its purchase option as herein provided and acquire the Leased Property of such Facilities (other than the Tampa Facility) on the applicable Expiration Date, Lessee shall deliver notice of such exercise to Lessor and satisfy the other conditions set forth herein no later than two hundred seventy (270) days prior to the applicable Expiration Date.  If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee.  No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee’s exercise of such option in strict accordance with the provisions hereof.  In the event that Lessee shall properly and timely exercise such option, then such transaction shall be consummated on the applicable Purchase Option Closing Date.

“Notwithstanding anything to the contrary herein, if Lessee shall be entitled to and shall exercise its option to purchase the Leased Property of all (but not less than all) of the Facilities (other than the Tampa Facility) then subject to this Lease and any Facility(ies) (other than the Tampa Facility) subject to a New Lease pursuant to this Section 35.1.1, Lessee shall have a one-time right to cancel and rescind in writing to Lessor Lessee’s exercise of the same within (10) Business Days after the applicable Purchase Option Price is “finally determined”; provided, however, that in no event shall Lessee be entitled to exercise such right of cancellation and rescission less than twelve (12) months prior to the expiration of the  Fixed Term, irrespective of whether the applicable Purchase Option Price has been finally determined as of such date. For purposes of the foregoing, the applicable Purchase Option Price shall be “finally determined” upon the earlier of (x) the date the parties agree in writing upon the applicable Purchase Option Price or (y) the date the applicable Purchase Option Price is determined pursuant to the procedures set forth in Article XXXIV hereof and Lessee receives notice thereof.  If Lessee is entitled to and does not elect to cancel and rescind such purchase option within the time and manner herein provided, then Lessee shall proceed to purchase the Leased Property of all (but not less than all) of the Facilities (other than the Tampa Facility) then subject to this Lease and any Facility(ies) (other than the Tampa Facility) subject to a New Lease on the applicable Purchase Option Closing Date, at the applicable Purchase Option Price, and otherwise in accordance with the provisions of Article XVIII and Sections 35.2 and 35.3 hereof.  If Lessee is entitled to and shall elect to cancel and rescind such purchase option within the time and manner herein provided, then the following shall occur:  (1) the purchase contract formed by Lessee’s exercise of such purchase option shall be cancelled and terminated; (2) the Escrow opened upon such exercise shall be cancelled and Lessee shall pay all title, Escrow and other cancellation charges incurred or imposed in connection therewith; (3) the applicable Opening Deposit and all interest accrued thereon shall be returned to Lessee, notwithstanding anything in Section 35.2(a) to the contrary; (4) Lessee shall pay all fees and expenses of the Appraiser appointed pursuant to Article XXXIV hereof, notwithstanding anything in such Article XXXIV to the contrary, (5) this Lease shall continue in full force and effect in accordance with the terms hereof; and (6) all future purchase rights or options of Lessee contained in this Section 35.1.1 shall automatically terminate and lapse and Lessee shall not thereafter have any right to purchase the Leased Property of any of the Facilities (other than the Tampa Facility, which shall be governed by the provisions of Section 35.1.2).

“35.1.2                        Lessee’s Option to Purchase the Tampa Facility. Provided no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder, Lessee shall have the option to purchase the Leased Property of the Tampa Facility upon the expiration of the fourth (4th) Lease Year of the Term for such Facility and at any point during the Term for such Facility thereafter at the applicable Purchase Option Price for such Facility.  Lessee may exercise such option to purchase the Leased Property of the Tampa Facility by (a) opening an Escrow by depositing either (i) cash or (ii) a letter of credit from a financial institution and in form in each case acceptable to Lessor, the applicable Opening Deposit and a copy of this Lease with Escrow Holder, (ii) giving written notice to Lessor of such deposit with Escrow Holder (the “Tampa Option Exercise Notice”) and specifying the date on which Lessee shall acquire the Leased Property of the Tampa Facility (the “Tampa Purchase Option Closing Date”), which Tampa Purchase Option Closing Date shall not be (A) earlier than two hundred seventy (270) days following the date of such Tampa Option Exercise Notice or (B) later than last date of the applicable Term, and (iii) if applicable, delivering to Lessor concurrent with such Tampa Option Exercise Notice a reaffirmation of each Guaranty executed by the applicable Guarantor stating, in substance, that such Guarantors’ obligations under such Guaranty shall extend to the purchase contract formed by Lessor and Lessee upon proper and timely exercise of such option.  For the avoidance of doubt, Lessor and Lessee agree that, if Lessee desires to exercise its purchase option as herein provided and acquire the Leased Property of the Tampa Facility as of the expiration of the fourth (4th) Lease Year, or as of the last day of an applicable Term with respect to such Facility, as the case may be, Lessee shall deliver notice of such exercise to Lessor and satisfy the other conditions set forth herein, no later than two hundred seventy (270) days prior to the expiration of the fourth (4th) Lease Year with respect to such Facility, or the last day of an applicable Term, as the case may be.  If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee.  No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee’s exercise of such option in strict accordance with the provisions hereof.  In the event that Lessee shall properly and timely exercise such option, then such transaction shall be consummated on the applicable Tampa Purchase Option Closing Date.

 “35.1.3  Options Generally.  If Lessee exercises its option to purchase pursuant to Sections 35.1.1 or 35.1.2, the provisions of Sections 35.2 through 35.5, inclusive, shall apply, and all references therein to an “option” shall mean Lessee’s exercise of any or both of such options, as applicable.”

(j) Letter of Credit/Cash Security Deposit.

(i) Lessor and Lessee acknowledge that pursuant to the Master Lease Lessee has deposited with Lessor a cash security deposit or letters of credit in the aggregate amount of the required Security Amount pursuant to Article XXI of the Original Master Lease.  Upon the applicable Commencement Date with respect to the Charlotte Facility, the required Security Amount shall be increased by 6.53% of the initial annual Allocated Minimum Rent payable by Lessee with respect to the Charlotte Facility and Lessee shall concurrently therewith deliver to Lessor cash or one or more letters of credit in accordance with such Article XXI of the Original Master Lease, as hereby amended, totaling such increase in the Security Amount.  For the avoidance of doubt, the Security Amount shall not be increased on account of the addition of the Tampa Facility to the Leased Property covered by the Master Lease.

(ii) Section 31.2.4 of the Original Master Lease is hereby amended and restated to read, in its entirety, as follows:

“31.2.4   Lessee’s obligation to provide a cash security deposit or letters of credit in accordance with Article XXI of this Lease shall be segregated so that (a) the applicable Lessee shall be required to provide a cash security deposit or letters of credit pursuant to such New Lease, on the same terms and conditions as set forth in this Lease, except that ‘Security Amount’ under such New Lease shall mean an amount equal to the applicable Security Amount for the Separated Property(ies) (i.e., 6.53% of the Allocated Minimum Rent with respect to such Separated Property(ies) (other than the Tampa Facility)), and (b) the ‘Security Amount’ under this Lease (as amended) shall be reduced by the ‘Security Amount’ for such New Lease determined in accordance with clause (a) above.  For the avoidance of doubt, neither the ‘Security Amount’ for any New Lease nor for this Lease (as amended in connection with a Separation Event) shall determined with reference to the annual Allocated Minimum Rent payable with respect to the Tampa Facility.”

(k) Confirmation of Certain Matters with respect to Charlotte Facility. Following the Commencement Date with respect to the Charlotte Facility, if requested by Lessor, Lessee and Lessor shall execute a written confirmation or amendment to the Master Lease in form and substance reasonably acceptable to Lessor confirming certain matters, including the actual Commencement Date, the initial Allocated Minimum Rent, the expiration of the first (1st) Lease Year, the expiration of the Fixed Term and such other matters with respect to the Charlotte Facility as Lessor may reasonably request, in each case to the extent not otherwise specified in the Master Lease, as hereby amended.  Notwithstanding the foregoing, the failure of Lessor to request and/or Lessee and Lessor to so execute and deliver any such written confirmation or other amendment shall not affect Lessor’s determination of the matters which would have been confirmed by thereby.

(l) Incorporation into 2005 Master Lease.  If, pursuant to Section 35.1.1 of the Original Master Lease, as amended by Section 4(i) above, Lessee exercises its option to purchase the Leased Property of all (but not less than all) of the Facilities (other than the Tampa Facility) then subject to the terms of this Lease and any Facility(ies) (other than the Tampa Facility) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor, then at any time after the date of such exercise or the applicable Close of Escrow therefor in accordance with the terms of Article XXXV of the Original Master Lease, as so amended, the applicable Persons comprising Lessor may elect to separate and remove the Tampa Facility from the Leased Property then subject to the Master Lease, as hereby amended, and simultaneously execute and cause 2005 Master Lease Lessor to execute, and Lessee shall execute and cause the 2005 Master Lease Lessee (as defined below) to execute, a written amendment to that certain Amended and Restated Master Lease dated as of April 20, 2005 (as the same may have been or may hereafter be amended, supplemented, modified or replaced from time to time, the “2005 Master Lease”) among the applicable Persons comprising  and/or certain Affiliates of Lessor (“2005 Master Lease Lessor”), as “Lessor,” and Lessee and/or certain Affiliates of Lessee (“2005 Master Lease Lessee”), as “Lessee,” and a consent and reaffirmation of any guaranty by any guarantor thereunder and each Guarantor hereunder, such that the Leased Property of the Tampa Facility and the “Leased Property” as further described and defined in the 2005 Master Lease are leased, collectively, by the applicable Persons comprising Lessor and the 2005 Lessor (as their interests appear) under the 2005 Master Lease to Lessee and 2005 Lessee, jointly and severally, pursuant to a single, integrated and indivisible lease agreement and economic unit.  The lease of the Leased Property of the Tampa Facility pursuant to the 2005 Master Lease shall be upon the same economic terms and conditions as are set forth in the Master Lease, as hereby amended, with respect to the Tampa Facility but otherwise shall be upon terms and conditions applicable to the “Leased Property” covered by the 2005 Master Lease and shall be deemed for all purposes as single, integrated and indivisible lease agreement and economic unit.  Effective as of the date of execution of any such amendment to the 2005 Master Lease, the Master Lease, as hereby amended, with respect to the Tampa Facility shall be deemed amended and restated by such 2005 Master Lease, as so amended; provided, however, that neither Lessee nor any Guarantor shall be released from any of the obligations of the Lessee hereunder or such Guarantor under the applicable Guaranty occurring prior to such date.

(m) Existing Loan. Lessor and Lessee hereby acknowledge that the Existing Loan was prepaid in full by the borrower thereunder, effective on August 27, 2009 and that, in connection with such prepayment, the Existing Facility Mortgages were released as matters affecting title to the Leased Property of the Facilities covered by the Original Master Lease.

(n) Supplement to Exhibits A and C and Schedule 7.4.1.  Exhibits A-12 and A-13, Exhibit C-1 and Schedule 7.4.1-1 attached hereto are hereby appended to and shall become part of Exhibit A, Exhibit C and Schedule 7.4.1, respectively, to the Master Lease, as hereby amended.  Lessor and Lessee acknowledge and agree that (i) notwithstanding the existence of certain items of Lessor’s Personal Property with respect to each of the Facilities covered by the Original Master Lease, the parties to the Original Master Lease elected not to prepare Schedule 1 and append the same to Exhibit B thereto, (ii) notwithstanding the existence of certain items of Lessor’s Personal Property with respect to the Tampa Facility, HCP and Lessee elected not to itemize specific items of Lessor’s Personal Property with respect thereto in connection with the Tampa Lease, and (iii) Lessor and Lessee have elected to prepare an itemized list of Lessor’s Personal Property with respect to the Charlotte Facility in connection with HCPI Trust’s acquisition of the Charlotte Facility pursuant to the Charlotte Facility Contract of Acquisition, and accordingly such list is attached hereto as Schedule B-1 (Charlotte Facility) and shall be appended to and shall become part of such Schedule 1 to Exhibit B of the Master Lease, as hereby amended.

5. Required Charlotte Roof Repair Work

(a) Without in any way limiting any of Lessee’s obligations under Article IX of the Master Lease, as hereby amended, Lessee shall, at its own cost and expense, complete, no later than six (6) months after the Commencement Date with respect to the Charlotte Facility, repair and maintenance work necessary to replace the sloped, shingled roofing on the Leased Improvements of the Charlotte Facility, as recommended in the Property Condition Assessment prepared for Lessee by URS and dated December 8, 2009 (the “Charlotte Roof Repair Work”).   Such Charlotte Roof Repair Work shall be performed and completed in a good and workmanlike manner and otherwise in the manner required pursuant to the terms of Article IX of the Master Lease, as hereby amended.  The costs and expenses incurred by Lessee in connection with the Charlotte Roof Repair Work shall not count towards any Annual Minimum Capital Project Amount pursuant to Section 9.3 of the Master Lease, as hereby amended.

(b) In connection with the Charlotte Roof Repair Work, on the Charlotte Facility Closing Date, Lessor provided Lessee with a capital repair allowance (“Charlotte Roof Repair Allowance”) in a cash amount equal to One Hundred Fifty Thousand Dollars ($150,000.00).

(c) Upon completion of the Charlotte Roof Repair Work, Lessee shall  provide to Lessor the following items: (A) a copy of a notice of completion with respect to the Charlotte Roof Repair Work (if applicable) showing thereon the recording stamp of the County recorder, (B) evidence reasonably satisfactory to Lessor that all of the work performed by Lessee has been paid in full, (C) evidence satisfactory to Lessor as to the Aggregate Costs of the Charlotte Roof Repairs (as hereinafter defined), and (D) unconditional lien releases executed by all contractors, subcontractors and suppliers performing any portion of the Charlotte Roof Repair Work and evidence reasonably satisfactory to Lessor that no claim of any contractor, subcontractor, supplier, mechanic or other person may become a lien on the Leased Property arising out of such work.  For purposes of this Section 5, “Aggregate Costs of the Charlotte Roof Repairs” shall mean the actual out-of-pocket costs incurred by Lessee pursuant to the provisions of the Master Lease, as hereby amended, with respect to the Charlotte Roof Repair Work.  It is understood and agreed that the amount expended by Lessee with respect to the Aggregate Costs of the Charlotte Roof Repairs shall be demonstrated by such evidence as shall be reasonably satisfactory to Lessor.

(d) If, after completion of the Charlotte Roof Repair Work, the Aggregate Costs of the Charlotte Roof Repairs are less than the entire Charlotte Roof Repair Allowance, then Lessee shall expend such remainder of the Charlotte Roof Repair

Allowance within twelve (12) months after the Commencement Date with respect to the Charlotte Facility for any actual out-of-pocket costs incurred by Lessee in the performance of such other Capital Projects with respect to the Charlotte Facility as may be proposed by Lessee and reasonably approved by Lessor in writing in advance.  Any such Capital Projects shall be performed and completed in compliance with the applicable provisions of the Master Lease, as hereby amended, and shall not count towards any Annual Minimum Capital Project Amount pursuant to Section 9.3 of the Master Lease, as hereby amended.  Upon completion of any such Capital Project funded with any unused portion of the Charlotte Repair Roof Repair Allowance, Lessee shall provide to Lessor copies of paid invoices, receipts or other evidence or supporting information as is reasonably satisfactory to Lessor to evidence the expenditures relating to such Capital Project.  If, on or before the expiration of the twelfth (12th) month following the Commencement Date with respect to the Charlotte Facility, Lessee has not expended any portion of the Charlotte Roof Repair Allowance and delivered to Lessor reasonable supporting information with respect thereto, then any such unexpended portion thereof shall be immediately paid over to Lessor and be deemed Additional Rent hereunder.

6. Representations and Warranties of Lessee.  As of the Effective Date hereof, Lessee represents and warrants to Lessor as follows:

(a) Lessee is duly organized and validly existing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State and has full power, authority and legal right to execute and deliver this Amendment and to perform and observe the provisions of this Amendment to be observed and/or performed by Lessee.

(b) This Amendment has been duly authorized, executed and delivered by Lessee, and constitutes and will constitute the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by creditors rights, laws and general principles of equity.

(c) Lessee is solvent, has timely and accurately filed all tax returns required to be filed by Lessee, and is not in default in the payment of any taxes levied or assessed against Lessee or any of its assets, or subject to any judgment, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, adversely affect Lessee’s condition, financial or otherwise, or Lessee’s prospects or the Leased Property.

(d) No consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Amendment, or for the performance by or the validity or enforceability of this Amendment against Lessee.

(e) The  execution and delivery of this Amendment and compliance with the provisions hereof will not result in (i) a breach or violation of (A) any Legal Requirement applicable to Lessee or any Facility now in effect; (B) the organizational or charter documents of Lessee; (C) any judgment, order or decree of any governmental authority binding upon Lessee; or (D) any agreement or instrument to which Lessee is a counterparty or by which it is bound; or (ii) the acceleration of any obligation of Lessee.

7. Reaffirmation of Master Lease and Treatment Thereof.  Lessor and Lessee hereby acknowledge, agree and reaffirm that (a) except as otherwise expressly provided in the Master Lease, as hereby amended, the Master Lease, as hereby amended, is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement and economic unit, and (b) the Master Lease, as hereby amended, shall be treated as an operating lease for all purposes and not as a synthetic lease, financing lease or loan, and the Lessor shall be entitled to all of the benefits of ownership of the Leased Property, including depreciation for all federal, state and land tax purposes.

8. Restatement of Tampa Lease.  The Master Lease, as hereby amended, amends, consolidates, supersedes and restates in its entirety the Tampa Lease.  Lessor and Lessee acknowledge and agree that from and after the Effective Date, Lessee shall continue to occupy the Leased Property of the Tampa Facility pursuant to, and all the duties, obligations and liabilities of Lessee with respect thereto, shall be as set forth in the Master Lease, as hereby amended.

9. Governing Law.  THIS AMENDMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY.  ACCORDINGLY, IN ALL RESPECTS THE MASTER LEASE, AS HEREBY AMENDED (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS THEREOF OR HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS OF THE MASTER LEASE, AS HEREBY AMENDED, RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI OF THE ORIGINAL LEASE (AS THE SAME MAY BE AMENDED) RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.

10. Full Force and Effect.  Except as specifically set forth herein, the Master Lease shall remain in full force and effect as originally executed by Lessor and Lessee.

11. Entire Agreement.  The Master Lease (including the Exhibits thereto and such other documents as are contemplated thereunder, as hereby amended, together with the other Charlotte Transaction Documents, constitute the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties.

12. Counterparts; Electronically Transmitted Signatures.  This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument.  Signatures transmitted by facsimile or other electronic means may be used in place of original signatures on this Amendment, and Lessor and Lessee both intend to be bound by the signatures of the document transmitted by facsimile or such other electronic means.

13. Disclosure Required by Florida Law. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

 [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LESSOR:
Witness: /s/ AB Witness: /s/ SN
HCP AUR1 CALIFORNIA A PACK, LLC,
a Delaware limited liability company
HCP AUR1 CALIFORNIA B PACK, LLC,
a Delaware limited liability company
HCP AUR1 CONNECTICUT, LLC,
a Delaware limited liability company
HCP AUR1 MARYLAND, LLC,
a Delaware limited liability company
HCP AUR1 MASSACHUSETTS, LLC,
a Delaware limited liability company
HCP AUR1 NEW JERSEY, LLC,
a Delaware limited liability company
HCP AUR1 VIRGINIA, LLC,
a Delaware limited liability company
By:HCP Partners, LP, a Delaware limited partnership, their member
By:  HCP GP Corp., a Delaware corporation, its general partner
By:             /s/ Thomas D. Kirby
Name:             Thomas D. Kirby
Title:             Executive Vice President

Witness: /s/ AB Witness: /s/ SN	HCPI TRUST, a Maryland real estate investment trust By: /s/ Thomas D. Kirby Name: Thomas D. Kirby Title: Executive Vice President
Witness: /s/ AB Witness: /s/ SN	HCP, INC., a Maryland corporation By: /s/ Thomas D. Kirby Name: Thomas D. Kirby Title: Executive Vice President

[Signatures continue on the following page]

LESSEE:
Witness: /s/ Sarah Eisenhauer Witness: /s/ Clyde Hyde	EMERITUS CORPORATION, a Washington corporation By: /s/ Eric Mendelsohn Name: Eric Mendelsohn Title: SVP Corporate Development

EXHIBIT A-12

DESCRIPTION OF LAND

(Charlotte, North Carolina)

Being all that tract of land located within the City of Charlotte, County of Mecklenburg, State of North Carolina containing approximately 3.541 acres (excluding so much of said tract as lies within the right of way of Randolph Road) as shown on survey thereof by James T. West, Professional land surveyor, dated November 20, 1998, entitled, “3.541 Acre (Outside of R/W) Tract on West Side of Randolph Road,” to which reference is made for a more particular description, said tract of land being more particularly described as follows:

BEGINNING at a stake in the center line of Randolph Road (formerly “Old Sardis Road”) which is 300 feet distant measured along the center line of said Road in a northerly direction from the point of intersection of said center line of Randolph Road  and the center line of Meadowbrook Road, said point of beginning being the northeasterly corner of Lot No. 1 in Block No. 8 as shown on a map of a portion of said “Wendover Hills” which is recorded in Book 967, Pg 257, in the Mecklenburg Registry, and runs thence with the northerly or rear lines of Lots Nos. 1, 2 and 3 in said Block No. 8, South 66 deg. 56 min. West 450 feet to an old iron in the northeasterly corner of Lot No. 4, in said Block No. 8; thence with the northerly or rear line of said Lot No. 4,  South 85 deg. 41 min. West 157.08 feet to an old iron in the easterly line of Lot No. 5 in said Block No. 8; thence with the easterly line of said Lot No. 5, North 21 deg. 36 min. West 162.50 feet to an old iron in the southerly boundary line of the land E.C. Griffith Company (now or formerly); thence with the line of the said Griffith property, North 54 deg. 06 min. East 621.83 feet to a point in the center line of the said Randolph Road; thence with the center line of said Randolph  Road in two courses as follows:  (1) Following the arc of a circular curve with a radius of 1,178.06 feet to the left in a southerly direction, an arc distance of 85.33 feet, and (2) South 21 deg. 36 min. East 265.94 feet to the point of BEGINNING.

Being all that property conveyed to Sunrise Eastover Assisted Living, L.L.C., a North Carolina limited liability company, by Deeds recorded in Book 11154, Page 829 and Book 11266, Page 822 in the Mecklenburg Public Registry.

ALSO DESCRIBED AS:

BEING ALL OF THAT TRACT OF LAND LOCATED WITHIN THE CITY OF CHARLOTTE, COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA CONTAINING 3.541 AC. (NOT INCLUDING THE AREA WITHIN THE R/W FOR RANDOLPH ROAD) AS SHOWN ON A SURVEY BY JAMES T. WEST PROFESSIONAL LAND SURVEYOR, DATED NOVEMBER 9, 2009, ENTITLED "3.541 AC (OUTSIDE OF R/W) ON WEST SIDE OF RANDOLPH ROAD" TO WHICH REFERENCE IS MADE; SAID TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

EXHIBIT A-12 - CONTINUED

POINT OF BEGINNING (P.O.B.) IS A COMPUTED POINT IN THE CENTER LINE OF RANDOLPH ROAD HAVING NCGS GRID COORDINATES OF N: 528,430.81ft E: 1,459,163.91ft BEING LOCATED S 16-22-33 W - 846.86' FROM A NCGS GRID MONUMENT STATION "M 065" WITH GRID COORDINATES OF N: 529,243.32ft E: 1,459,402.67 ft AND BEING 300' NW FROM THE INTERSECTION OF MEADOWBROOK ROAD SAID P.O.B. IS ALSO THE NE CORNER OF LOT 1, BLOCK 8 "WENDOVER HILLS" MB 967 - 257; THENCE FROM THE P.O.B. ALONG THE REAR LINE OF SAID "WENDOVER HILLS" LOTS 1, 2 & 3 S 66-56-00 W - A TOTAL DISTANCE OF 450.00' (CROSSING AN IRON PIN ON THE EDGE OF R/W FOR RANDOLPH RD AT 32.00', AN IRON PIN THE REAR CORNER OF LOT 1 & 2 AT 150.00' AND AN IRON PIN THE REAR CORNER OF LOT 2 & 3 AT 300.00’) TO AN IRON PIN THE REAR CORNER OF LOT 3, "WENDOVER HILLS" AND THE REAR CORNER OF LOT 6, "THE PRESERVE AT MEADOWBROOK" - MAP 1, MB 47 PG 729; THENCE WITH THREE CALLS ALONG SAID PRESERVE AT MEADOWBROOK (1) S 85-41-00 W  - 157.08' TO AN IRON PIN THE REAR CORNER OF LOT 6 & 5 (2) N 21-36-00 W - 108.49' TO AN IRON PIN THE REAR CORNER OF LOT 5 & COMMON OPEN SPACE FOR "THE PRESERVE AT MEADOWBROOK" (3)  N 21-36-00 W - 54.01' TO AN IRON PIN, A POINT IN THE LINE OF CATAWBA LANDS CONSERVANCY DB 18057 PG 400; THENCE WITH SAID LINE N 54-06-00 E - 621.83' (CROSSING AN IRON PIN AT  51.67' THE SW CORNER OF EASTOVER WOODS LLC DB 10938 PG 632 AND AN IRON PIN ON THE R/W FOR RANDOLPH ROAD AT 590.13') TO A COMPUTED POINT IN THE CENTERLINE OF RANDOLPH ROAD; THENCE TWO CALLS WITH THE CENTERLINE OF RANDOLPH ROAD (1) WITH THE ARC OF A CIRCULAR CURVE TO THE LEFT, HAVING A RADIUS OF 1,178.06', AN ARC DISTANCE OF 85.36' AND A CHORD OF S 19-46-18 E - 85.34' TO A COMPUTED POINT (2) S 21-36-00 E - 265.94' TO THE POINT OF BEGINNING. HAVING A TOTAL AREA OF 3.795 ACRES WITH 3.541 ACRES BEING OUTSIDE THE R/W FOR RANDOLPH ROAD.

EXHIBIT A-13

DESCRIPTION OF LAND

(Tampa, Florida)

[Missing Graphic Reference]

SCHEDULE B-1 (Charlotte Facility)

SUPPLEMENT TO

ITEMIZATION OF LESSOR’S PERSONAL PROPERTY

(Charlotte Facility)

[See attached].

EXHIBIT C-1

SUPPLEMENT TO

DESCRIPTION OF FACILITIES AND CERTAIN MATERIAL TERMS

Facility	Allocated Minimum Rent	Allocated Minimum Purchase Price	Allocated Minimum Aggregate Costs of the Planned Capital Refurbishment Project	Primary Intended Use
Charlotte, North Carolina	See Section 3.1 of the Lease (as amended)	See definition in Article II of this Lease (as amended)	N/A	86-unit assisted living care and such other uses necessary or incidental to such use.
Tampa, Florida	See Section 3.1 of the Lease (as amended)	See definition in Article II of this Lease (as amended)	$1,200,000	83-unit assisted living and memory care and such other uses necessary or incidental to such use.

SCHEDULE 7.4.1-1

SUPPLEMENT TO

EXCLUDED FACILITIES

1.           Carrollwood Village, 13550 S. Village Dr., Tampa, Florida